UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): February 18, 2014

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 18, 2014, we announced via news release that we plan voluntarily to delist our 7% Series A, cumulative redeemable preferred shares (NASDAQ:HCIIP) from the NASDAQ Capital Market. A copy of the news release appears as Exhibit 99.1 to this form 8-K.

Previously, on Feb. 4, 2014, we announced that the conversion privilege of the Series A preferred shares would be cancelled on April 1, 2014. Given that cancellation and the current quarterly common dividend rate of 27.5 cents per share versus a monthly preferred dividend rate of 5.833 cents per share, we anticipate preferred share conversions to common shares will result in the number of preferred shareholders dropping below the number necessary to maintain a listing on the NASDAQ Capital Market.

Item 9.01 Exhibits.

Exhibit 99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 20, 2014.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.